UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2014

ScanSource, Inc.

(Exact name of registrant as specified in its charter)

South Carolina	000-26926	57-0965380
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Logue Court

Greenville, South Carolina 29615

(Address of principal executive offices) (zip code)

(864) 288-2432

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

ScanSource, Inc. (the “Company”) held its annual meeting of the shareholders on December 4, 2014 (the “Annual Meeting”). The Company received proxies totaling 95.3% of its issued and outstanding shares of common stock, representing 27,217,773 shares of common stock, as of the record date. At the Annual Meeting, the shareholders voted on the following proposals, which are described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 24, 2014, and the results of the voting are presented below.

Election of Directors

The Company’s shareholders approved the slate of directors consisting of six members to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified, based on the following final voting results listed below. On average, each director standing for election received 97.2% of the shareholder votes cast at the Annual Meeting.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Steven R. Fischer	25,300,191	1,003,024	914,558
Michael L. Baur	25,611,475	691,740	914,558
Peter C. Browning	25,753,814	549,401	914,558
Michael J. Grainger	25,733,839	569,376	914,558
John P. Reilly	25,298,851	1,004,364	914,558
Charles R. Whitchurch	25,733,839	569,376	914,558

Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers

The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers, based on the final voting results listed below. Of the shareholder votes cast at the Annual Meeting on this proposal, 96.8% voted in favor of approval.

For	Against	Abstain	Broker Non-Votes
25,466,504	804,244	32,467	914,558

Advisory Vote to Ratify Grant Thornton LLP as the Independent Auditors for Fiscal 2015

The Company’s shareholders ratified the appointment of Grant Thornton LLP as the Company’s independent auditors for fiscal 2015, based on the following final voting results listed below. Of the shareholder votes cast at the Annual Meeting on this proposal, 99.9% voted in favor of ratification.

For	Against	Abstain	Broker Non-Votes
27,182,024	17,830	17,919	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ScanSource, Inc.

	By:	/s/ John J. Ellsworth
December 4, 2014	Name:	John J. Ellsworth
	Its:	Executive Vice President, General Counsel and Corporate Secretary

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